EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

NAME OF                   PERCENT         NAMES UNDER WHICH                     STATE OF
SUBSIDIARY                OWNERSHIP       SUBSIDIARIES DO BUSINESS              INCORPORATION
----------                ---------       ------------------------              -------------

Investors Title             100%          Investors Title Insurance             North Carolina
Insurance Company                         Company

Northeast Investors         100%          Northeast Investors Title             South Carolina
Title Insurance                           Insurance Company
Company

Investors Title             100%          Investors Title Exchange              North Carolina
Exchange Corporation                      Corporation

South Carolina              100%          South Carolina Document               South Carolina
Document Preparation                      Preparation Company
Company

Investors Title             100%          Investors Title Management            North Carolina
Management                                Services, Inc.
Services, Inc.

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